UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2018 (July 25, 2018)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2018, the Board of Directors (the “Board”) of Nxt-Id, Inc. (the “Company”) appointed Dr. Robert A. Curtis to serve as a new member of the Board, effective July 25, 2018, furthering the Company’s corporate governance and expertise.

Dr. Curtis will also serve as a member of the Company’s Compensation Committee and as a member of the Company’s Nominating Committee.

As a non-employee director of the Company, Dr. Curtis will receive the same standard compensation provided to all non-employee members of the Board. As such, Dr. Curtis will receive $20,000 of the Company’s shares of common stock, par value $0.0001 share, per fiscal quarter.

Dr. Curtis is a 35-year veteran in the biosciences industry. Dr. Curtis currently serves as a consultant to several emerging technology companies. He recently served as the Executive Chairman and Director of the Trudeau Institute in Saranac Lake, NY, and he previously was Chief Executive Officer (CEO) of the Regional Technology Development Corporation, a non-profit organization in Woods Hole, MA, where he was responsible for identifying and commercializing technology from the Marine Biological Laboratory and the Woods Hole Oceanographic Institute.

Dr. Curtis has been a founder and chief executive officer of several companies, including HistoRx, Inc., a tissue proteomics company, Cape Aquaculture Technologies, Inc., which developed enhanced non-genetically modified fish, Lion Pharmaceuticals/Phoenix Drug Discovery LLC, a novel business model to develop and commercialize university-based technology from some of the leading biomedical institutions in the world. He assisted in the founding of Environmental Operating Solutions, Inc., which applied denitrification technology to wastewater with the company being sold in 2017. He was co-founder and chief executive officer of CombiChem, Inc., which was purchased by Dupont Pharmaceuticals. Dr. Curtis also served as founding President and chief executive officer of MetaMorphix, Inc., a joint venture between Genetics Institute, Inc. and The Johns Hopkins School of Medicine.

Prior to these entrepreneurial endeavors, Dr. Curtis held senior management positions at Pharmacopeia, Inc., Cambridge Neuroscience, Inc., and Pfizer, Inc., He also served as Assistant Professor of Pharmacy Practice at the University of Illinois Medical Center in Chicago.

Dr. Curtis holds a BS in Pharmacy from the Massachusetts College of Pharmacy, a Pharm.D. from the University of Missouri, and an MBA from Columbia University.

There are no arrangements or understandings between Dr. Curtis and any other persons pursuant to which he was elected as a director. There are also no family relationships between Dr. Curtis and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events

On July 26, 2018, the Company released a press release (the “Press Release”) announcing the appointment of Dr. Curtis to the Board. A copy of the Press Release is attached hereto as Exhibit 99.1.

Exhibit 99.1 contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of Nxt-ID, Inc. dated July 26, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2018	NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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